MADISON SQUARE GARDEN ENTERTAINMENT CORP. REPORTS
FISCAL 2026 THIRD QUARTER RESULTS

NEW YORK, N.Y., May 7, 2026 - Madison Square Garden Entertainment Corp. (NYSE: MSGE) (“MSG Entertainment” or the “Company”) today reported financial results for the fiscal third quarter ended March 31, 2026.

The fiscal 2026 third quarter was highlighted by a diverse mix of live entertainment and sporting events across the Company’s portfolio of venues. That included significant growth in the number of concerts at the Madison Square Garden Arena (“The Garden”) and the last performances in this year's record-setting Christmas Spectacular run. It also included the continuation of the New York Knicks (“Knicks”) and the New York Rangers (“Rangers”) 2025-26 regular seasons at The Garden.

For the fiscal 2026 third quarter, the Company reported revenues of $246.3 million, an increase of $3.8 million, or 2%, as compared to the prior year quarter. In addition, the Company reported operating income of $16.1 million, a decrease of $11.2 million, or 41%, and adjusted operating income of $46.0 million, a decrease of $11.8 million, or 20%, both as compared to the prior year quarter.(1)

Executive Chairman and CEO James L. Dolan said, “We continue to bring an array of live events to our venues, and demand for those entertainment offerings remains strong. As we approach the end of the fiscal year, we remain on track to deliver robust growth in revenue and adjusted operating income in fiscal 2026.”
Results for the Three and Nine Months Ended March 31, 2026 and 2025:

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
$ millions	2026	2025	$	%	2026	2025	$	%
Revenues	$246.3	$242.5	$3.8	2%	$864.5	$788.6	$75.9	10%
Operating Income	$16.1	$27.3	$(11.2)	(41)%	$150.2	$147.8	$2.3	2%
Adjusted Operating Income (1)	$46.0	$57.9	$(11.8)	(20)%	$243.5	$223.8	$19.8	9%
Note: Amounts may not foot due to rounding.
(1) See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.

Entertainment Offerings, Arena License Fees and Other Leasing
Fiscal 2026 third quarter revenues from entertainment offerings of $165.7 million increased $5.5 million, or 3%, as compared to the prior year quarter.

•Revenues subject to the sharing of economics with Madison Square Garden Sports Corp. ("MSG Sports") pursuant to the Arena License Agreements increased $5.4 million, primarily due to higher suite license fee revenues (excluding those retained by the Company).
•Revenues from concerts increased $3.7 million, primarily reflecting an increase in the number of concerts at The Garden, partially offset by a decrease in the number of concerts at the Company's theaters.
•Revenues from venue-related sponsorship, signage, and suite license fees increased $3.1 million due to higher suite license fee revenues (excluding those shared with MSG Sports pursuant to the Arena License Agreements) and higher sponsorship and signage revenues.
•Revenues from the presentation of the Christmas Spectacular production increased $1.3 million, primarily due to an increase in ticket-related revenue, which reflected higher per-show revenue and one additional performance as compared to the prior year quarter.
•Revenues from other live entertainment and sporting events decreased $7.7 million due to a decrease in the number of events at the Company's venues (including the absence of a multi-day special event held at Radio City Music Hall in the prior year quarter), partially offset by higher per-event revenue.

Fiscal 2026 third quarter arena license fees and other leasing revenues of $35.5 million decreased $1.0 million, or 3%, as compared to the prior year quarter, due to fewer Knicks and Rangers games played at The Garden in the current year quarter, partially offset by higher other leasing revenues.

Fiscal 2026 third quarter direct operating expenses associated with entertainment offerings, arena license fees and other leasing of $118.3 million increased $10.3 million, or 10%, as compared to the prior year quarter.

•Expenses subject to the sharing of economics with MSG Sports pursuant to the Arena License Agreements increased $5.0 million, primarily due to expenses incurred as a result of the increase in suite license fee revenues.
•Expenses for concerts increased $2.6 million, primarily due to an increase in the number of concerts at The Garden, partially offset by a decrease in the number of concerts at the Company’s theaters.
•Venue operating costs increased $2.4 million, primarily due to higher employee compensation and benefits, as well as higher repairs and maintenance expenses.
•Expenses for other live entertainment and sporting events decreased $2.0 million due to a decrease in the number of events at the Company's venues (including the absence of a multi-day special event held at Radio City Music Hall in the prior year quarter), partially offset by higher per-event expenses.

Food, Beverage and Merchandise
Fiscal 2026 third quarter food, beverage and merchandise revenues of $45.1 million decreased $0.7 million, or 2%, as compared to the prior year quarter. The decrease primarily reflected (i) lower food and beverage sales at Knicks and Rangers games of $2.8 million, primarily due to the impact of a combined five fewer Knicks and Rangers games played at The Garden, partially offset by (ii) higher food and beverage sales at concerts held at the Company's venues of $2.4 million, primarily due to an increase in the number of concerts at The Garden, partially offset by a decrease in the number of concerts at the Company's theaters.

Fiscal 2026 third quarter food, beverage and merchandise direct operating expenses of $28.5 million decreased $2.4 million, or 8%, as compared to the prior year quarter. The decrease was primarily due to lower food and beverage costs related to Knicks and Rangers games at The Garden, partially offset by higher food and beverage costs related to concerts, both as compared to the prior year quarter.

Selling, General and Administrative Expenses
Fiscal 2026 third quarter selling, general and administrative expenses of $61.0 million increased $8.8 million, or 17%, as compared to the prior year quarter. This increase was primarily due to (i) an increase in employee compensation and benefits, (ii) higher rent expense, and (iii) other cost increases.

Operating Income and Adjusted Operating Income
Fiscal 2026 third quarter operating income of $16.1 million decreased $11.2 million, or 41%, as compared to the prior year quarter, primarily due to higher selling, general and administrative expenses, restructuring charges and direct operating expenses, partially offset by the absence of impairment of long-lived assets recognized in the prior year quarter and the increase in revenues. Fiscal 2026 third quarter adjusted operating income of $46.0 million decreased $11.8 million, or 20%, as compared to the prior year quarter, primarily due to higher direct operating expenses and higher selling, general and administrative expenses, partially offset by the increase in revenues.

About Madison Square Garden Entertainment Corp.
Madison Square Garden Entertainment Corp. (MSG Entertainment) is a leader in live entertainment, delivering unforgettable experiences while forging deep connections with diverse and passionate audiences. The Company’s portfolio includes a collection of world-renowned venues – New York’s Madison Square Garden, Infosys Theater at Madison Square Garden, Radio City Music Hall, and Beacon Theatre; and The Chicago Theatre – that showcase a broad array of sporting events, concerts, family shows, and special events for millions of guests annually. In addition, the Company features the original production, the Christmas Spectacular Starring the Radio City Rockettes, which has been a holiday tradition for more than 90 years. More information is available at www.msgentertainment.com.
Non-GAAP Financial Measures
We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) depreciation, amortization and impairments of property and equipment, goodwill and other long-lived assets, including right of use assets and related lease costs, (ii) share-based compensation expense or benefit, (iii) restructuring charges or credits, (iv) merger, spin-off, and acquisition-related costs, including merger-related litigation expenses, (v) gains or losses on sales or dispositions of businesses and associated settlements, (vi) the impact of purchase accounting adjustments related to business acquisitions, (vii) amortization for capitalized cloud computing arrangement costs and (viii) gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to the settlement of an obligation that is not expected to be made in cash. We eliminate merger, spin-off, and acquisition-related transaction costs, when applicable, because the Company does not consider such costs to be indicative of the ongoing operating performance of the Company as they result from an event that is of a non-recurring nature, thereby enhancing comparability. In addition, management believes that the exclusion of gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan, provides investors with a clearer picture of the Company’s operating performance given that, in accordance with U.S. generally accepted accounting principles, gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan are recognized in operating income (loss) whereas gains and losses related to the remeasurement of the assets under the executive deferred compensation plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in other income (expense), net, which is not reflected in operating income (loss).
We exclude impairments of long-lived assets, including right-of-use assets and related lease costs, as these expenses do not represent core business operating results of the Company. We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of the Company on a consolidated and combined basis. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this earnings release.
Forward-Looking Statements
This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #
Contacts:

Ari Danes, CFA Senior Vice President, Investor Relations & Treasury Madison Square Garden Entertainment Corp. (212) 465-6072	Grace Kaminer Vice President, Investor Relations & Treasury Madison Square Garden Entertainment Corp. (212) 631-5076
Conference Call Information:
The conference call will be webcast live today at 8:30a.m. ET at investor.msgentertainment.com
Conference call dial-in number is 833-461-5787 / Conference ID Number 814544945
Webcast replay available at investor.msgentertainment.com until May 14, 2026
Investor presentation available at investor.msgentertainment.com/events-and-presentations

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Revenues:
Revenues from entertainment offerings	$165,688	$160,214	$657,451	$593,571
Food, beverage, and merchandise revenues	45,081	45,808	132,242	124,104
Arena license fees and other leasing revenue	35,491	36,443	74,769	70,921
Total revenues	246,260	242,465	864,462	788,596
Direct operating expenses:
Entertainment offerings, arena license fees, and other leasing direct operating expenses	(118,340)	(107,995)	(382,960)	(358,755)
Food, beverage, and merchandise direct operating expenses	(28,453)	(30,875)	(78,859)	(74,898)
Total direct operating expenses	(146,793)	(138,870)	(461,819)	(433,653)
Selling, general, and administrative expenses	(60,955)	(52,112)	(185,899)	(155,047)
Depreciation and amortization	(13,788)	(14,372)	(41,846)	(42,336)
Impairment of long-lived assets	—	(9,700)	(13,782)	(9,700)
Restructuring charges	(8,623)	(84)	(10,939)	(14)
Operating income	16,101	27,327	150,177	147,846
Interest income	2,245	710	3,578	1,447
Interest expense	(9,421)	(11,800)	(30,872)	(38,798)
Other expense, net	(700)	(949)	(1,545)	(2,763)
Income from operations before income taxes	8,225	15,288	121,338	107,732
Income tax expense	(3,115)	(7,252)	(45,167)	(43,124)
Net income	$5,110	$8,036	$76,171	$64,608

Earnings per share:
Basic	$0.11	$0.17	$1.61	$1.34
Diluted	$0.11	$0.17	$1.59	$1.33

Weighted-average number of shares of common stock:
Basic	47,463	47,955	47,452	48,171
Diluted	48,132	48,271	47,893	48,445

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO
ADJUSTED OPERATING INCOME (LOSS)
(in thousands)
(Unaudited)

The following is a description of the adjustments to operating income in arriving at adjusted operating income as described in this earnings release:

•Depreciation and amortization. This adjustment eliminates depreciation and amortization of property and equipment and intangible assets.
•Impairment of long-lived assets and related lease costs. This adjustment eliminates the impairment of long-lived assets, including right of use assets and related lease costs.
•Share-based compensation. This adjustment eliminates the compensation expense relating to restricted stock units and stock options granted under the Company’s Employee Stock Plan and the Company’s Non-Employee Director Plan.
•Restructuring charges. This adjustment eliminates costs related to termination benefits provided to certain executives and employees.
•Merger, spin-off, and acquisition-related costs. This adjustment eliminates costs related to mergers, spin-offs and acquisitions, including merger-related litigation expenses.
•Amortization for capitalized cloud computing arrangement costs. This adjustment eliminates amortization of capitalized cloud computing arrangement costs.
•Remeasurement of deferred compensation plan liabilities. This adjustment eliminates the impact of gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan.

	Three Months Ended March 31,		Nine Months Ended March 31,
$ thousands	2026	2025	2026	2025
Operating income	$16,101	$27,327	$150,177	$147,846
Depreciation and amortization	13,788	14,372	41,846	42,336
Impairment of long-lived assets and related lease costs	938	9,700	16,016	9,700
Share-based compensation	6,689	6,250	24,019	21,834
Restructuring charges	8,623	84	10,939	14
Merger, spin-off, and acquisition-related costs	—	—	—	1,361
Amortization for capitalized cloud computing arrangement costs	19	183	225	552
Remeasurement of deferred compensation plan liabilities	(122)	(45)	325	149
Adjusted operating income	$46,036	$57,871	$243,547	$223,792

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)
	As of
	March 31, 2026	June 30, 2025
ASSETS
Current Assets:
Cash, cash equivalents, and restricted cash	$323,653	$43,538
Accounts receivable, net	89,675	66,781
Related party receivables, current	31,863	22,487
Prepaid expenses and other current assets	93,434	104,326
Total current assets	538,625	237,132
Non-Current Assets:
Property and equipment, net	598,549	621,075
Right-of-use lease assets	453,759	484,544
Goodwill	69,041	69,041
Indefinite-lived intangible assets	63,801	63,801
Deferred tax assets, net	47,767	54,072
Other non-current assets	185,731	140,177
Total assets	$1,957,273	$1,669,842
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts payable, accrued and other current liabilities	$340,087	$184,360
Related party payables, current	51,100	23,830
Long-term debt, current	30,469	30,469
Operating lease liabilities, current	44,336	35,100
Deferred revenue	287,218	228,642
Total current liabilities	753,210	502,401
Non-Current Liabilities:
Long-term debt, net of deferred financing costs	547,450	568,780
Operating lease liabilities, non-current	564,936	566,484
Other non-current liabilities	43,672	45,477
Total liabilities	1,909,268	1,683,142
Commitments and contingencies
Equity (deficit):
Class A Common Stock (a)	465	461
Class B Common Stock (b)	69	69
Additional paid-in-capital	54,394	44,843
Treasury stock at cost (6,106 and 5,483 shares as of March 31, 2026 and June 30, 2025, respectively)	(205,204)	(180,204)
Retained earnings	229,205	153,034
Accumulated other comprehensive loss	(30,924)	(31,503)
Total equity (deficit)	48,005	(13,300)
Total liabilities and equity (deficit)	$1,957,273	$1,669,842
_________________
(a) Class A Common Stock, $0.01 par value per share, 120,000 shares authorized; 46,526 and 46,076 shares issued as of March 31, 2026 and June 30, 2025, respectively.
(b) Class B Common Stock, $0.01 par value per share, 30,000 shares authorized; 6,867 shares issued as of March 31, 2026 and June 30, 2025.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
SELECTED CASH FLOW INFORMATION
(in thousands)
(Unaudited)

	Nine Months Ended
	March 31,
	2026	2025
Net cash provided by operating activities	$368,053	$142,308
Net cash used in investing activities	(25,455)	(19,379)
Net cash used in financing activities	(62,483)	(67,010)
Net increase in cash, cash equivalents, and restricted cash	280,115	55,919
Cash, cash equivalents, and restricted cash, beginning of period	43,538	33,555
Cash, cash equivalents, and restricted cash, end of period	$323,653	$89,474